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                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)

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                                                                             Three Months Ended                 Nine Months Ended
                                                                             ------------------                 -----------------
                                                                         12/28/96           12/30/95          12/28/96     12/30/95
                                                                         --------           --------          --------     --------

Net Earnings Applicable to Common Stock:

  Net Earnings (Loss)                                           $              359  $           218  $          7,896  $   (10,076)
  Deduct Preferred Cash Dividends                                                6                6                17      17
                                                                 ------------------------------------------------------------
    Net Earnings (Loss) Applicable to
      Common Stock                                              $              353  $           212  $          7,879  $   (10,093)
                                                                ==================================================================

Weighted Average Common
  Shares Outstanding                                                     5,939,680        5,593,110  5,939,680         5,593,110
Effect of Common Stock Equivalents                                               -                -                 -      -
                                                                ------------------------------------------------------------
Weighted Average Common Shares Out-
  standing for Primary                                                   5,939,680  5,593,110        5,939,680         5,593,110
                                                                 ===============================================================
Primary and Fully Diluted
  Earnings (Loss) Per Share                                      $             .06    $         .04       $       1.33 $   (1.80)
                                                                 ===============================================================

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